BENTON-FRANKLIN ECONOMIC DEVELOPMENT DISTRICT
REGIONAL REVOLVING LOAN FUND

DEVELOPMENT LOAN AGREEMENT

THIS AGREEMENT made and entered into this **6th day of September, 2006**, by and between **BENTON-FRANKLIN ECONOMIC DEVELOPMENT DISTRICT**, Richland, Washington, a component of the **BENTON-FRANKLIN COUNCIL OF GOVERNMENTS (BFEDD)**, and **Vivid Learning Systems, Inc.** (BORROWER).

WITNESSETH:

Throughout the term of this Agreement and related documents, the following terms are defined and hereinafter referred to as follows:

LENDER:	**Benton-Franklin Economic Development District (BFEDD)**
BORROWER:	**Vivid Learning Systems, Inc.**
PROJECT:	**Gap Financing to Purchase of Equipment and Working Capital**
GUARANTORS:	**NUVOTEC USA, INC.**
PROJECT AREA:	**Benton/Franklin Counties**
PROGRAM AUTHORITY:	This loan is authorized pursuant to the provisions of Title IX of the Economic Development Act of 1965, as amended.

WHEREAS, Borrower has filed with the BFEDD its formal application for a loan to be issued in accordance with the provisions of the Program Authority; and

WHEREAS, the purpose of the loan is set forth in the Project application; and

WHEREAS, BFEDD, in reliance on information submitted by Borrower in its application, financial records, and supporting documentation has determined to loan funds to Borrower in accordance with the terms of this Agreement and supporting documents, which application and documents specifically disclose the only existing creditors (other than those acquired in the regular course of business);

NOW, THEREFORE, the parties agree as follows:

I.
TERM OF AGREEMENT

The term of this Agreement shall be for a period of approximately **one hundred eight (108)** months and shall commence on the **1st day of October, 2006**, and terminate, unless otherwise extended in writing by mutual agreement of the parties, on the **1st day of September, 2015**; provided, however, that in no event shall this Agreement terminate until all sums loaned to Borrower by BFEDD, and other sums due under this Agreement and the Promissory Note (Exhibit "A") have been paid to BFEDD.

II.
FUNDING PROVISIONS

1. BFEDD will loan to Borrower the maximum sum of **One hundred Seventy Five Thousands ($175,000)**, which will be paid to Borrower in accordance with the terms of this Agreement and as follows:

(a) Each disbursement of loan funds by BFEDD, whether in installments or in a lump sum, shall first be requested by Borrower, in writing, and shall be in such amount as is supported by invoices or other documents acceptable to BFEDD.

(b) The total cumulative amount of such disbursements shall not exceed the maximum amount of the loan as set forth above.

(c) No more than one (1) disbursement of loan funds will be made each week, and all disbursement of funds will be accomplished by **December 1st, 2006**. BFEDD is under no obligation to disburse funds to Borrower after that date. Additionally, if at any time during that six-month period there remain funds un-disbursed and, in the sole opinion of BFEDD, the Borrower is failing to meet any terms of this loan agreement and its exhibits, including the promissory note, BFEDD has the option of refusing to disburse the balance of the funds and the Borrower will be obligated only for the funds drawn to date plus interest and fees on that amount.

(d) The loan of funds shall be evidenced by a Promissory Note; a copy of which is attached hereto, marked Exhibit "A," and by this reference incorporated herein.

(e) The loan shall be repaid in accordance with the terms of the Promissory Note. BFEDD will provide an amortization schedule when final disbursement of loan funds is made.

2. A loan origination fee of one and one-half percent (1-½%) of each disbursement will be charged and shall be deducted from the proceeds of such disbursement of loan funds to borrower.

3. There shall be due on each required payment a loan maintenance fee of one-half of one percent (½%) per annum of the diminishing principal balance and said fee shall be deducted before any payment is credited to principal and interest.

4. BFEDD loan funds must be used by the Borrower for eligible Project costs consistent with those costs identified in the loan application and as set forth below: to Purchase of equipment and working capital at 5728 Bedford Street, Pasco WA 99302

5. Borrower may, at its option, at any time and without penalty, make advance payments on all or any part of the principal of the loan then remaining unpaid.

6. Payments shall be made payable to the order of and sent to:

BENTON-FRANKLIN ECONOMIC DEVELOPMENT DISTRICT
P.O. Box 217
Richland, Washington 99352

or to such other address as BFEDD may direct in writing.

7. Any payment to be made by Borrower on the Promissory Note that has not been received by BFEDD within fifteen (15) days of the payment due date, shall be deemed late and a penalty of five percent (5%) of the current payment due will be assessed as a late charge and shall be deducted from such payment before any amount is credited to interest or principal.

III.
SECURITY

1. As security for the repayment of the loan, Borrower shall provide, or cause to be provided prior to disbursement of any funds hereunder, the following:

(a) A Promissory Note (Exhibit "A")

(b) A security position in all equipment, materials and inventory as evidenced by a Security Agreement, which is attached hereto as Exhibit "B", and by this reference incorporated herein.

2. Borrower agrees to timely execute all documents necessary to perfect said security interest.

3. This Agreement shall not become operative and no disbursements of any funds hereunder shall be made unless and until Borrower has fully executed and delivered to BFEDD Exhibits "a,b," and any other documents required by BFEDD or necessary to perfect a security interest.

IV. PRIORITY OF PROMISSORY NOTE

The Agreement between Borrower and BFEDD shall be as set forth herein and as set forth on a Promissory Note dated **September 6th , 2006** (Exhibit "A"), and by various other attachments to this Agreement and security instruments and other terms and conditions set forth herein. Any conflict between said Promissory Note and other documents under the terms of this Agreement shall be resolved in favor of the terms contained in the Promissory Note.

V. COVENANTS

1. Compliance with the following covenants shall begin at the execution of this Agreement, except for those items dependent upon the analysis of Borrower's financial statements for which annual determination of compliance shall commence with Borrower's fiscal year-end consolidated statement for its fiscal year. Borrower (including any subsidiaries as defined in Paragraph 2 below) hereby agrees that, without prior written consent of BFEDD:

(a) As defined by generally accepted accounting principles, the Borrower will not allow its net working capital position ratio of current assets to current liabilities to be less than 1.0 to 1.0.

(b) It will make no loans or advances to the Borrower's officers, employees, or owners, except those usually made in the ordinary course of business, and the total of all such loans and advances outstanding shall not exceed Five Thousand Dollars ($5,000.00) at any one time.

(c) It will not become liable either directly or indirectly for obligations of others.

(d) It will pay no dividends and make no distributions on its ownership interests.

(e) It will not further encumber its assets or incur indebtedness in addition to that now existing and that provided for in this Loan Agreement, except indebtedness regularly incurred in the ordinary course of business and payable within one (1) year without written permission.

(f) It will not sell or transfer all or a substantial part of its assets, except those usually sold in the ordinary course of business.

(g) It will not pay annual compensation to its officers, directors (or family members of its officers, directors, or to any salaried individual, significantly in excess of the amounts paid in the past year annually for all of said persons combined during the life of the loan.

(h) No fixed asset expenditures shall be made or lease or lease-purchase obligations incurred, the result of which would be to reduce Borrower's ratio of current assets to current liabilities below 1.0 to 1.0, subject to re-negotiation, depending upon the need and to be reviewed by BFEDD.

(i) It will not permit its consolidated ratio of long-term debt (including long-term lease and lease-purchase obligations that shall be capitalized for the purposes of this Agreement) to equity (including subordinated debt) to exceed at any time 2.0 to 1.0. Borrower certifies that there is currently no long-term debt except as may be disclosed on page 2 hereinabove.

(j) It will not purchase, retire, or acquire, except by gift, any of its ownership interest, and it will not merge with any other corporation or business entity without notification to the the BFEDD, except in the case of the normal sale or acquiring of stock.

(k) Borrower will not pay annual rent on the premises at any location, significantly in excess of the current rent during the life of the loan without written approval from BFEDD.

2. Borrower warrants that none of its principals and/or owners has been debarred or suspended, is ineligible, or has been voluntarily excluded from a transaction covered by 15 CFR 26.2315, 26.220, and/or 26.625. If, after date hereof, BFEDD determines that borrower or any principals and/or owners have been so debarred or

suspended, then any amounts due BFEDD under this Loan Agreement and/or the Promissory Note shall become immediately due and payable in full.

3. For the purposes of this Agreement, Borrower's consolidated financial statements, prepared in accordance with generally acceptable accounting principles, shall include Borrower and all its subsidiaries (i.e., corporate, foreign and domestic, in which Borrower owns, directly or indirectly, more than fifty percent (50%) of the outstanding capital stock), and shall be consolidated in accordance with generally accepted accounting principles.

4. Borrower shall submit to BFEDD, at least quarterly and more frequently if required by BFEDD, financial statements of Borrower, including an income, expense, and retained earnings statement covering the period having elapsed from the date of the last prior such submissions, and a balance sheet which is not more than thirty (30) days old. Where there is, in the opinion of BFEDD, evidence of inaccuracies in the Borrower's accounting or noncompliance with the terms of this Agreement, BFEDD may, at its option, require Borrower's financial statements to be audited by an independent certified public accountant. Should the audit verify the existence of such inaccuracies or noncompliance, Borrower shall be required to reimburse BFEDD for the services of such certified public accountant. On an annual basis, Borrower shall supply an annual financial review statement prepared by a certified public accountant.

Based upon financial review statements supplied by the Borrower, the BFEDD may require up to 50% of net earnings after taxes be applied to the principal of the loan at the end of each fiscal year.

5. Borrower agrees that in any public announcements, other than paid advertising, concerning subject business, the financial support of the BFEDD and (where applicable) CDBG shall be acknowledged.

6. Commencing on the **1st day of December, 2006**, the Borrower shall submit to BFEDD the Employment Monitoring Form detailing the number of employees, including job classification, race, sex and household income on Borrower's payroll during the preceding three (3) months and such other employment information as BFEDD may from time to time require. **THIS PROVISION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT**.

7. BFEDD shall make no disbursements to Borrower under the terms of this Agreement prior to receipt of evidence, satisfactory to BFEDD, of Borrower's interest in and/or control of the real property which is part of the Project. Such evidence may include a lease, a policy of title insurance, or other evidence satisfactory to BFEDD indicating that Borrower has such interest in property as necessary for the operation of the Project during the term of this Agreement.

8. Borrower warrants that there is no encumbrance, lien, easement, license, title cloud, or outstanding interest of any type which may in any way interfere with operations and/or maintenance of Project contemplated herein. The fact that BFEDD has required, examined, and/or passed on any document of title as described in paragraph 7 above shall in no manner diminish the effect of the preceding warranty, nor create any liability on the part of BFEDD, it being understood and agreed that the facts relating to control of the Project Area and related real estate interest are more readily available to Borrower than to BFEDD.

9. Borrower warrants that there has been no un-remedied adverse change since the date of the application for this loan in the financial or any other condition of Borrower that would warrant withholding or not making any disbursements under this agreement.

10. During the term of this Agreement, Borrower shall not sell, transfer, exchange, mortgage, lease, hypothecate, or otherwise encumber in any manner, all or a portion of the personal property, real property, or improvements now existing or hereafter acquired by Borrower as a part of Project, without prior written consent of BFEDD except for the property sold in the ordinary course of business.

11. Borrower agrees that all contracts between Borrower and any other contractor or contractors related to Project shall:

(a) Be awarded in accordance with all applicable laws and regulations.

(b) Prohibit discrimination against any person who is employed in the work covered by such contracts, or who is a candidate for such employment, because of sex, race, age, religion, color, physical handicap, national origin, or marital status. Such provisions shall include, but not be limited to, the following: employment upgrading, promotion or transfer, recruitment, advertising, layoff or termination, rates of pay or other forms of compensation, and selection for training, including apprenticeship.

transfer, recruitment, advertising, layoff or termination, rates of pay or other forms of compensation, and selection for training, including apprenticeship.

(c) Require contractor compliance with all air pollution and environmental control rules, regulations, ordinances, and statutes that apply to work performed pursuant to the contract, including, but not limited to, both the National Environmental Protection Act and the Washington State Environmental Protection Act.

12. BFEDD may, at any and all reasonable times during the term of this Agreement, enter Borrower's business premises for the purpose of inspecting the Project during the course of or following the completion of the Project thereon, and for any other purpose arising from the performance of this Agreement.

13. The respective successors and assigns of Borrower shall be bound to observe the terms of this Agreement, and Borrower shall deliver to BFEDD evidence that any successor or assign has agreed, in writing, to assume Borrower's responsibilities hereunder.

14. Borrower shall at times during the term of this Agreement:

(a) Continuously operate in an efficient and economical manner all Project facilities acquired, improved, maintained, and completed in full or in part, as a result of the loan made hereunder.

(b) Maintain in full force and effect, at the time of final approval by BFEDD and prior to disbursement of funds, an effective fire and hazard insurance policy to the full insurable value, and a liability insurance policy in the minimum amount of $1,000,000. Such policy or policies shall be in a form satisfactory to BFEDD and

(1) Borrower shall, upon receipt thereof, forthwith submit to BFEDD copies thereof, including any new or renewal policies effective during the term of this Agreement. Copies of such policy or policies shall be submitted at least twenty (20) days prior to the effective date or dates thereof.

(2) Such policy or policies shall contain the following endorsement:

"The Benton-Franklin Economic Development District, its officers, employees, and agents, are hereby declared to be additional insureds, and lender's loss payee under the terms of this policy, as to activities of **Vivid Learning Systems, Inc.** and Benton-Franklin Economic Development District with respect to the Project, and this policy shall not be cancelled without thirty (30) days' written notice to Benton-Franklin Economic Development District."

(3) Loss under said fire hazard and liability insurance policy or policies shall be payable to BFEDD, as its interest may appear, for deposit in an appropriate trust fund. If BFEDD deems it appropriate, the proceeds may be paid to Borrower upon Borrower's application for the reconstruction of the destroyed or damaged facilities.

(4) BFEDD shall not be held liable for the payment of any premiums or assessments on such insurance policy or policies; EXCEPT THAT, should the Borrower fail to pay any insurance premiums when due, or fail to maintain in full force and effect insurance as provided for in this paragraph, BFEDD may pay the insurance premium, or provide insurance as provided for in this paragraph, and the amount so paid for said insurance, with interest at the rate set forth in Exhibit "A," shall be added to and become a part of the amount due under the terms of Exhibit "A."

15. In the event that the Borrower fails to make any payments as provided, or if the Borrower fails to follow or abide by any of the loan covenants agreed to in consideration of this Financing Agreement or breaches this agreement in any other manner and has been given fifteen (15) days written notice of such breach of, non-payment and/or inefficient operation or maintenance of the business, breach of loan covenants and has failed to correct the same, then the interest rate on any amount due on this Financing Agreement shall increase to **Fifteen percent (15%)** per annum compounded on a monthly basis.

16. In the event that Borrower fails to make any payment as provided, or if Borrower fails to efficiently operate and/or maintain the Project, or breaches this Agreement in any other manner and has been given

fifteen (15) days' written notice of such breach, non-payment, or inefficient operation or maintenance, and has failed to correct the same, then all outstanding amounts of principal and interest on this loan shall become due and payable immediately, and BFEDD may pursue any legal remedy available to it to secure prompt payment of any and all monies owed by Borrower. Nothing herein shall preclude BFEDD from waiving any breach or breaches, which, in the sole judgment of BFEDD, are not substantial or do no affect the repayment of the loan herein prescribed. Waiver by BFEDD of any one or more breaches shall not be deemed a waiver of the right of BFEDD to pursue any legal remedy, which it may have with regard to any other breach or breaches. The remedies provided by this paragraph are cumulative and in addition to and independent of any other remedies given BFEDD by law, and may include the requirement that Borrower avail itself of management assistance available through sources other than Borrower's.

17. Borrower shall indemnify, hold harmless, and defend BFEDD, its officers, agents, and employees against any and all claims, demands, damages, and costs arising out of the acquisition, development, operation, or maintenance of the property or Project described herein, except for liability arising out of the concurrent or sole negligence of the BFEDD, its officers, agents, or employees.

18. In the event the BFEDD is named as co-defendant with Borrower in any court proceeding, Borrower shall bear any BFEDD costs incurred for any representation that BFEDD may require. In this regard, BFEDD shall include its associated entities.

19. Borrower is a Washington corporation and agrees to do all things necessary to maintain its legal corporate status, and shall furnish to BFEDD evidence necessary to show that the corporate status is maintained during the term of this Agreement.

20. Borrower warrants:

(a) That this Project is or will be located within the boundaries of **Benton/Franklin Counties**. If Borrower removes its headquarters/head office/principal place of business of the, Project facilities from this area, all principal and accrued interest then owed by Borrower hereunder will automatically become due and payable in full.

(b) That this Project is in compliance with all applicable local, state, and federal land use and permit requirements.

(c) That if the Project involves construction, then, if applicable, accessibility to the handicapped is assured by compliance with the standards of 41 CFR, Part 01.

(d) Borrower shall not discriminate against any employee or against any applicant for employment because of sex, race, age, religion, color, physical handicap, national origin, or marital status. Such provisions shall include, but not be limited to, the following: employment, layoff or termination, rates of pay or other forms of compensation, and selection for training, including apprenticeship.

21. BFEDD shall be under no obligation to disburse funds unless Borrower is in compliance with the following requirements, and Borrower shall comply with and require each of his contractors and subcontractors employed in the completion of the Project to comply with all applicable federal and state laws. In complying with these laws, Borrower agrees, among other things, it will take all positive steps necessary, when required by BFEDD, to conform to the respective regulations issued hereunder, including the institution of enforcement proceedings, said regulations being attached hereto as Exhibit "D" and incorporated herein by reference and including, but not limited to:

(a) The Davis-Bacon Act, as amended (40 U.S.C. 276a -276a(5); 42 U.S.C. 3222).

(b) The Contract Work Hours Standards Act, as amended (40 U.S.C. 327-332).

(c) The Copelane "Anti-Kickback" Act, as amended (40 U.S.C. 276(c); 18 U.S.C. 847).

(d) Title VI of the Civil Rights Act of 1964, as amended (42 U.S.C. 2000(d) - 2000(d)(4)); and Executive Orders 11114, 11246, and 11375.

(e) All applicable laws, rules, and regulations applicable under the Title IX EDA Revolving Loan Fund Grant to BFEDD.

Borrower also agrees that:

(a) No federally appropriated funds have been paid or will be paid by or on behalf of the undersigned to any person for influencing or attempting to influence an officer or employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress in connection with the awarding of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement.

(b) If any funds other than federally appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress in connection with this Federal contract, grant, or cooperative agreement, the undersigned shall complete and submit Standard Form LLL, "Disclosure Form to Report Lobbying," in accordance with its instructions.

22. In the event either party desires or is required to send notice to the other, such notice shall be deemed to have been given when mailed to the address set out below with first class postage fully prepaid thereon:

TO LENDER:	Benton-Franklin Economic Development District P.O. Box 217 Richland, Washington 99352
TO BORROWER:	Vivid Learning Systems, Inc. 5728 Bedford Street, Pasco, WA 99302

or to such other address as may be directed in writing.

23. Borrower agrees to make affirmative effort to hire low and moderate income persons and the long-term unemployed. Borrower will furnish to BFEDD documentation on persons hired as a result of the expansion, establishing whether newly hired employees meet this criterion. The form of reporting is attached hereto as Exhibit "F"; however, this form may be changed by BFEDD during the term of this Agreement.

24. Borrower warrants that, as a result of this loan, it intends to be able to increase its employment to **ten (10)** persons within **thirty six (36)** months. This intent has been taken into consideration in granting this loan, and if Borrower is unable, for any reason, to attain this employment increase, BFEDD may, at its option, increase the interest on this loan by **four and one-half percent (4-½%)** to a total of **Fifteen percent** (15%).

25. Borrower understands that this Agreement and the obligation of BFEDD to disburse funds pursuant to this Agreement are based entirely upon the availability of funds under the Economic Development Administration Title IX of the Public Works and Economic Development Act of 1965, as amended, and if for some reason the funds or any portion thereof cease to be available at any time, then the BFEDD is not liable for failure to complete the terms of this loan.

26. Borrower waives any claim or causes of action it may have against BFEDD for failure to advance the monies as provided for in this Agreement.

27. Failure by BFEDD to exercise any right--whether once or often--shall not be construed as a waiver of any covenant or condition or of the breach of such covenant or condition. Such failure shall also not affect the exercise of such rights without notice upon any subsequent breach of the same or any other covenant or condition.

28. Time is of the essence in this Agreement and its supporting documentation, including the Promissory Note and security instruments. This Agreement constitutes the only agreement between the parties and there are no other agreements, oral or written, pertaining to the subject matter herein.

29. **<u>ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW AND BORROWER WILL MAKE NO CLAIM AGAINST BFEDD AS TO ANY ALLEGED ORAL AGREEMENTS OR COMMITMENTS BY OR FROM BFEDD, ITS AGENTS, EMPLOYEES, EMPLOYEES, OR OTHERS CLAIMING TO REPRESENT BFEDD.</u>**

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

BENTON-FRANKLIN ECONOMIC DISTRICT

By: [signature]
Gwen Luper
Title: **Executive Director**

VIVID LEARNING SYSTEMS, INC.

By: [signature]
Christopher Britton, CEO

By: [signature]
Robert Blodgett, CFO/Treasurer

CORPORATE GENERAL CONTINUING GUARANTY

In consideration of any loans or advances by **BENTON-FRANKLIN ECONOMIC DEVELOPMENT DISTRICT ("BFEDD")** to **Vivid Learning Systems, Inc.** a Washington Business ("Debtor"), for the forbearance of BFEDD to sue upon any of the past due debt of Debtor and for other valuable consideration, the Parent Company **NUVOTEC USA, INC**., a Washington Corporation, guarantee unto BFEDD, its successors and assigns, the prompt payment of any and all indebtedness according to the terms thereof, which Debtor may now or any time hereafter owe to BFEDD to the extent of, and not exceeding at any one time, the principal sum of **One Hundred Seventy Five Thousand ($175,000)** together with interest thereon and costs of collection thereof, including reasonable attorneys' fees (including the reasonable value of staff counsel) and related costs, whether or not a suit is filed, an appeal is sought or the matter is referred to arbitration.

BFEDD is hereby given full power to make advances beyond the principal sum above mentioned and to cancel, release, make any alterations, renewals and extensions of and decrease or increase the amount of principal or interest of such indebtedness as BFEDD and the Debtor may expressly or impliedly agree upon, or release, decrease, increase, make substitutions of or otherwise alter any collateral or property securing such indebtedness or any part thereof, and otherwise to deal with said Debtor or any endorser co-guarantor as BFEDD may elect, without in any way diminishing, releasing, or discharging the liability hereunder of the undersigned. Such liability shall be continuing and shall be affected only by the payment to BFEDD of the full amount of all such indebtedness which may now or at any time hereafter be owing from said Debtor to BFEDD; Provided, that no payments made by or on behalf of the undersigned to BFEDD shall be held to discharge or diminish the continuing liability of the undersigned hereunder, unless and until written notice is given to BFEDD that such payments are at the time hereof being made for the purpose of liquidating such liability. The liability of the undersigned is not in consideration of or contingent upon the liability of any other person hereunder or under any similar instrument, and the release or death of or cancellation by any of the undersigned or any signer of a similar instrument shall not act to release or otherwise affect the continuing liability of any other signer hereof.

Notice of acceptance of this guarantee, as well as all demands, presentments, notices of protest and notices of every kind or nature, including those of any action or non-action on the part of the Debtor, BFEDD, or anyone else, are hereby fully waived by the undersigned. Upon any default of the Debtor, BFEDD may, at its option, proceed directly and at once, without notice, against the undersigned to collect and recover the full amount of the liability hereunder, or any portion thereof, without proceeding against the Debtor or any other person, or foreclosing upon, selling, or otherwise disposing of or collecting or applying any property, real or personal, it may then have as security for such indebtedness. The undersigned hereby waives the right to require BFEDD to proceed against the Debtor or to pursue any other remedy, and waives the right to have the property of the Debtor first applied to the discharge of such indebtedness, and waives the pleading of any statute of limitations as a defense to the obligation hereunder. The undersigned assumes the responsibility for being and keeping informed of the financial condition of Debtor and of all other circumstances bearing upon the risk of non-payment of the indebtedness which diligent inquiry would reveal, and that absent a request for such information by the undersigned, BFEDD shall have no duty to advise the undersigned of information known to it regarding such condition or any such circumstance. The undersigned acknowledges an understanding of the consequences of all waivers contained herein.

The undersigned further agrees, without demand, immediately to reimburse BFEDD for all costs and expenses, including attorneys' fees, and the reasonable value of staff counsel, incurred in the enforcement of this guarantee or the collection of such indebtedness, whether or not a suit is filed, an appeal is sought, or the matter is referred to arbitration.

The word "indebtedness" as used in this guarantee is intended to include not only debts voluntarily contracted, principal and interest, but every debt, obligation, or liability however arising and whether the same be due or owing absolute or contingent, determined or inchoate, and this guarantee shall extend to and cover all renewals and extensions of any claims or demands guaranteed under this instrument. If more than one Debtor is named herein, all provisions hereof, including the maximum sum guaranteed, shall apply to each and every such Debtor.

If any indebtedness of Debtor to BFEDD is secured by deed of trust or other interest in real property, the undersigned expressly waives any defenses or benefits available to the undersigned as a result of the exercise of non-judicial or judicial remedies against Debtor or Debtor's real or personal property and further expressly waives any defenses or benefits arising out of any impairment of the undersigned's right of subrogation against Debtor or Debtor's real or personal property.

This guarantee is assignable with any one or several or all of the indebtedness and principal obligations which it guarantees, and when so assigned the undersigned shall be bound as to the transferees.

This guarantee contains the entire guarantee agreement between the undersigned and BFEDD, supersedes any other guarantee agreement between the undersigned and BFEDD and the provisions hereof may be modified, altered, or amended only by written agreement signed by the undersigned and BFEDD.

Any married person who signs this guarantee hereby expressly agrees that recourse may be had against that person's separate property for all of that person's obligations or liabilities under this guarantee.

DATED this **6th day of September, 2006.**

Robert Blodgett

Robert Blodgett, Chief Financial Officer, NUVOTEC USA, INC.

SECURITY AGREEMENT – EQUIPMENT
(Except Aircraft)

Date: September 6th , 2006

As security for the payment by **Vivid Learning Systems, Inc.**, a Washington corporation ("Borrower") to **Benton-Franklin Economic Development District** ("**Bank**") of a promissory note executed by Borrower in favor of Bank now, in the past or in the future, together with interest thereon, and all renewals, modifications, or extensions thereof, (a) all existing and future obligations of any Borrower hereunder to Bank, direct, indirect or contingent, joint or several, whether or not such obligations are related to the original obligations being secured, by class or kind, are now contemplated by Borrower and Bank or are identified as being secured by the Collateral; and (b) all amounts advanced or expended by Bank for the maintenance or preservation of the Collateral, Borrower hereby grants to Bank a security interest in the following property (herein called "Collateral"):

> IN ALL OF BORROWER'S EQUIPMENT, INCLUDING MACHINERY AND OFFICE EQUIPMENT, TOGETHER WITH ALL PARTS, FITTINGS, ACCESSORIES, AND SPECIAL TOOLS, AND RENEWALS OR REPLACEMENTS OF ALL OR ANY PART THEREOF; AND IN ALL WORK IN PROCESS AND FINISHED GOODS, WHETHER NOW OWNED OR HEREAFTER ACQUIRED BY BORROWER, AND LOCATED IN KENNEWICK, WASHINGTON.

together with any and all accessories, equipment, parts, appliances and appurtenances now or hereafter a part thereof, substitutions therefor, accessions and repairs thereto, and the increase and increment thereof, and in case this Agreement specifically describes furniture, furnishings, machinery, equipment or appliances, then, in addition, Borrower grants Bank a security interest in all of the furniture, furnishings, equipment, appliances, and personal property of every kind and nature not specifically described herein, but not or hereafter owned by Borrower, or in which Borrower may have or may hereafter acquire any interest, and now or hereafter located at, upon or about, or located in or attached to buildings on, the premises at the address set forth below; Provided, however, that Bank's security interest shall not attach to consumer goods, other than accessions or replacements, in which Borrower acquires an interest ten days subsequent to the time Bank gives value under the terms hereof.

THE BORROWER UNDERSTANDS AND AGREES THAT THE PROVISIONS APPEARING ON THE ATTACHED HEREOF CONSTITUTE A PART OF THIS INSTRUMENT AS FULLY AS IF THEY WERE PRINTED ON THE FACE HEREOF ABOVE THE BORROWER'S SIGNATURE.

Vivid Learning Systems, Inc.

By: ______________________
Christopher Britton, CEO

By: ______________________
Robert Blodgett, CFO/Treasurer

EXHIBIT "B"

TERMS AND CONDITIONS

1. Borrower hereby warrants that Borrower is the sole owner and in possession of all of the Collateral, and that the Collateral is free of all liens, encumbrances, and adverse claims, with the exception of the security agreements herein created and Key Bank Security Agreement. Borrower agrees, at his or her own expense, to appear in and defend any and all actions and proceedings affecting title to the Collateral or any part thereof, or affecting the security interest of Bank therein.

2. Borrower hereby agrees: To do all acts which may be necessary to maintain, preserve, and protect the Collateral and to keep the Collateral in good condition and repair; not to cause or permit any waste or unusual or unreasonable depreciation thereof or any act for which the Collateral might be confiscated; to pay before delinquency all taxes, assessments, and liens now or hereafter imposed upon the Collateral; not to sell, lease, encumber, or dispose of all or any part of the Collateral; at any time upon demand of Bank, to exhibit to and allow inspection by Bank of the Collateral; not to remove or permit the removal of the Collateral, other than motor vehicles, from the premises where it is now located, nor of any motor vehicle from the State of Washington, nor to change the address where any motor vehicle is regularly garaged, without the prior written consent of Bank; to provide, maintain, and deliver to Bank policies insuring the Collateral against loss or damage by such risks and in such amounts, forms, and companies as Bank requires and with loss payable solely to Bank. If Bank takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereon shall, at the option of Bank, become the sole property of Bank upon Bank crediting the amount of any unearned premium upon the obligations secured hereby, such policies being hereby assigned to Bank.

3. If Borrower fails to make any payment or do any act as herein required, then Bank, but without obligation so to do, and without notice to or demand upon Borrower, may make such payments and do such acts as Bank may deem necessary to protect its security interest in the Collateral, Bank being hereby authorized (without limiting the general nature of the authority herein conferred) to take possession of the Collateral, to pay, purchase, contest, and compromise any encumbrances, charge or lien which in the judgment of Bank appears to be prior or superior to its security interest, and in exercising any such powers and authority to pay necessary expenses, employ counsel and pay reasonable fees therefor, Borrower hereby agrees to repay immediately, and without demand, all sums so expended by Bank, including all reasonable attorney fees (including reasonable value of staff counsel) and related costs whether or not a suit is filed, an appeal is sought, or the matter is referred to arbitration, with interest from date of expenditure at the rate of twelve percent (12%) per annum.

4. Any officer or employee of Bank is hereby irrevocably appointed the attorney-in-fact of Borrower, with full power of substitution, to sign any certificate of ownership, registration card, application therefor, affidavits, or documents necessary to transfer title to any of the Collateral, to receive and receipt for all licenses, registration cards, and certificates of ownership, and to do all acts necessary or incident to the powers granted to Bank herein, as fully as Borrower might. Borrower agrees to deliver to Bank all such certificates of ownership not in Bank's possession.

5. Borrower hereby assigns to Bank all rents, issues, income and profits of or from the Collateral. Any moneys received by Bank under the provisions hereof may at its option be applied upon any indebtedness secured hereby, or released.

6. It is specifically understood and agreed by each and every person who is a Borrower hereunder or Guarantor hereof that Bank may from time to time and without notice release or otherwise deal with any person now or hereafter liable for the payment or performance of any obligation hereunder or secured hereby, and renew, extend, or alter the time or terms of payment of any such obligation, and release, surrender, or substitute any property or other security for such obligation, or accept any type of further security therefor, without in any way affecting the obligation hereunder of any Borrower or Guarantor; and consent is hereby given to delay or indulgence in enforcing payment or performance of any such obligation, and diligence, presentment, protest and demand and notice of every kind, as well as the right to require Bank to proceed against any person liable for the payment of any such obligation or to foreclose upon, dispose, or otherwise realize upon or collect or apply any other property, real or personal, securing any such obligation, as a condition or prior to proceeding hereunder, are hereby waived.

7. Should: (1) default be made in the payment of any obligation, or breach be made of any warranty, statement, promise, term, or condition, contained herein or hereby secured; (2) any statement or representation made for the purpose of obtaining credit hereunder is determined by Bank to be false; or (3) Bank deem the Collateral inadequate or unsafe or in danger of misuse; the in any such event, Bank may, at its option and without demand first made and without notice to Borrower (if given, notice by ordinary mail to Borrower's address shown herein being sufficient), do any one or more of the following: (a) Declare all sums secured hereby immediately due and payable; (b) immediately take possession of the Collateral wherever it may be found, using all necessary force so to do, or require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to Borrower and Bank, and Borrower waives all claims for damages due to or arising from or connected with any such taking; (c) Proceed in the foreclosure of Bank's security interest and sale of the Collateral in any manner permitted by law, or provided for herein; (d) Sell, lease, or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale, and upon terms and in such manner as Bank may determine, and Bank may purchase same at any such sale; (e) Retain the Collateral in full satisfaction of the obligations secured thereby; (f) Exercise any remedies of a secured party under the Uniform Commercial Code. Prior to any such disposition, Bank may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as to Bank may seem advisable, and any sums expended therefor by Bank shall be repaid by Borrower and secured hereby. Bank shall have the right to enforce one or more remedies hereunder successively or concurrently, and any such action shall not stop or prevent Bank from pursuing any further remedy which it may have hereunder or by law. If a sufficient sum is not realized from any such disposition of Collateral to pay all obligations secured hereby, Borrower hereby promises and agrees to pay Bank any deficiency.

8. If Bank takes possession of the Collateral and it contains any property other than Collateral, Bank is authorized, at Borrower's sole option, to either (a) send such other property by ordinary mail, parcel post, freight, or other means to Borrower at the address shown above, unless Borrower has notified Bank of a different address in writing; or (b) store such other property with a public warehouse for the account of Borrower and send to Borrower at such address by ordinary mail the warehouse receipt issued therefor. Such sending or store shall be at Borrower's expense and risk and shall relieve Bank from all liability in connection with such property.

9. The right to plead the statute of limitations as a defense to any and all obligations contained herein or secured hereby is hereby waived, to the full extent permissible by law. Any Borrower who is a married person hereby expressly agrees that recourse may be had against his or her separate property for any deficiency after sale of the Collateral. Time and exactitude of each of the terms, obligations, covenants and conditions are hereby declared to be the essence hereof. No waiver by Bank of any breach or default shall be deemed a waiver of any breach or default thereafter occurring and the taking of any action by Bank shall not be deemed to be an election of that action, but rather the rights and privileges and options granted to Bank under the terms of this security agreement shall be deemed cumulative, the one with the other and not alternative.

SECURITY AGREEMENT
ACCOUNTS RECEIVABLE AND/OR INVENTORY

THIS AGREEMENT is entered into between **Vivid Learning Systems, Inc.** ("**Borrower**") and **Benton-Franklin Economic Development District** ("**Bank**").

1. As used in this Agreement, the following terms shall have the following meanings:

A. "Accounts" means any right to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered no matter how evidenced, including accounts receivable, chattel paper, contract rights, purchase orders, notes, instruments, drafts, acceptances and other forms of obligations and receivables.

B. "Inventory" means all of **Borrower**'s goods, merchandise and other personal property which are held for sale or lease including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service or are raw materials, work in process or materials used or consumed, or to be used or consumed, in **Borrower**'s business, and shall include all general intangibles, proprietary rights, patents, trademarks, copyrights, plans, drawings, diagrams, schematics, assembly and display materials relating thereto.

C. "Collateral" means the property subject to **Bank**'s security interest.

D. "Obligations" means all loans, advances, debts, liabilities, obligations, lease payments, guarantees, covenants, and duties owing by **Borrower** to **Bank** of any kind and description (whether or not evidenced by this Agreement, any note or other instrument or any other agreement between **Bank** and **Borrower** and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation, any debt, liability or obligation owing from **Borrower** to others which **Bank** may have obtained by assignment or otherwise, and further including, without limitation, all interest and **Bank** costs and fees which **Borrower** is required to pay or reimburse by this Agreement.

E. Any words or phrases appearing in this Agreement and not defined in "A" through "D" above shall be defined where applicable in accordance with the various definitions set forth in the Uniform Commercial Code.

2. As security for any and all obligations of **Borrower** to **Bank**, whether now owing or hereafter incurred and whether direct, indirect, absolute, or contingent, **Borrower** hereby grants to **Bank** a security interest in the following property: (a) all present and future Accounts, chattel paper, security agreements and debts secured thereby, documents, notes, drafts, instruments, contract rights, general intangibles, all guarantees and security therefor and all returned goods; (b) all present and hereafter acquired Inventory wherever located, including, but not limited to, raw materials, work in process and finished goods, goods held for sale or lease, goods under lease or consignment held by others, and materials used or consumed in **Borrower**'s business; (c) all proceeds and products of the foregoing, including but not limited to money, the Collateral account, goods, insurance proceeds, and other tangible or intangible property received upon the sale or disposition of the foregoing; (d) all present and future patents, trade name and trademarks; (e) all present and future books and records pertaining to the foregoing and the equipment containing said books and records. So long as **Borrower** is indebted to **Bank**, **Borrower** will execute and deliver to **Bank** such assignments, including **Bank**'s standard forms of specific or general assignment covering individual accounts, notices, financing statements, or other documents and papers as **Bank** may require or give any third party, including the account debtors obligated on the Accounts, notice of **Bank**'s interest in the Collateral. All future loans or advances shall be secured by the Collateral, whether or not such future loans or advances are (a) related to the original obligations being secured, by class or kind, (b) now contemplated by **Borrower** and **Bank**, or (c) identified as being secured by the Collateral. Nothing contained in this Agreement shall be construed as obligating **Bank** to make any future loan or advance.

3. Until **Bank** exercises its rights to collect the Accounts and Inventory proceeds pursuant to this Agreement:

☐ **Borrower** will collect with diligence all **Borrower**'s Accounts and Inventory proceeds; provided, that no legal action shall be maintained thereon or in connection therewith, without **Bank**'s prior written consent.

☐ **Borrower** will collect with diligence all **Borrower**'s Accounts and Inventory proceeds; provided, that no legal action shall be maintained thereon or in connection therewith, without **Bank**'s prior written consent. Any collection of accounts by **Borrower** under which **Bank** has specifically made loans against, whether in the form of cash, checks, notes, or other instruments for the payment of money (properly endorsed or assigned where required to enable **Bank** to collect same) shall be in trust for **Bank** and **Borrower** shall keep all collections separate and apart from all other funds and property so as to be capable of identification as the property of **Bank** and deliver said collections daily to **Bank** in the identical form received. The proceeds of such collections when received by **Bank** may be applied by **Bank** directly to payment of any obligation secured hereby, or at **Bank**'s option may be deposited in the Collateral Account. **Bank** shall have the right at all times and from time to time, in its sole discretion, to apply all or any part of the moneys in payment of any of the obligations secured hereby. In the event collections are deposited in the Collateral Account, **Borrower** acknowledges that payment on its obligations secured thereby shall not be made until such time as **Bank** applies the balance of the Collateral Account in payment of its obligations. **Bank**, in its sole discretion, may apply collections directly to any note(s) evidencing such obligations. **Borrower** shall pay **Bank** interest at the rate specified in **Borrower**'s note(s) evidencing such obligations on the amount of all such payments for a period of three business days subsequent to the date of credit to **Borrower**'s obligations. Any credit given by **Bank** upon receipt of said proceeds shall be conditional credit subject to collection. Returned items, at **Bank**'s option, may be charged to **Borrower**'s general account. Collections for such accounts shall be set forth on an itemized schedule, showing the name of the account debtor, the amount of each payment, and such other information as **Bank** may request.

4. Until **Bank** exercises its rights to collect the Accounts or Inventory proceeds pursuant to this Agreement, **Borrower** may continue its present policies with respect to returned merchandise and adjustments. However, **Borrower** shall immediately notify **Bank** of all cases involving returns, rejection, repossessions, and loss or damage of or to merchandise represented by the Accounts or constituting Inventory and of any credits, adjustments or disputes arising in connection with the goods or services represented by the Accounts or constituting Inventory.

5. **Borrower** represents and warrants to **Bank**: (a) if **Borrower** is a corporation, that **Borrower** is duly organized and existing in the State of its incorporation and the execution, delivery and performance hereof are within **Borrower**'s corporate powers, have been duly authorized and are not in conflict with law or the terms of any charger, by-law or other incorporation papers, or of any indenture, agreement or undertaking to which **Borrower** is a party or by which **Borrower** is bound or affected; (b) **Borrower** is the true and lawful owner of the Collateral, becomes subject to which is free and clear of all liens and encumbrances other than **Bank**'s security interest, therein; (c) each Account is, or at the time the Account comes into existence will be, a true and collect statement of a bona fide indebtedness incurred by the account debtor named therein in the amount of the Account for either merchandise sold and delivered (or being held subject to delivery instructions of the account debtor) to, or services rendered, performed and accepted by, the account debtor; (d) that there are or will be no defenses, counterclaims, or setoffs which may be asserted against the Accounts; (e) any and all financial information, including information relating to the Collateral, submitted by **Borrower** to **Bank**, whether previously or in the future, is or will be true and correct; (f) so long as **Borrower** is indebted to **Bank**, the representations and warranties contained herein shall have a continuing effect.

6. **Borrower** will: (a) furnish **Bank** from time to time such financial statements and information as **Bank** may reasonably request and inform **Bank** immediately upon the occurrence of a material adverse change therein; (b) furnish **Bank** periodically, in such form and detail and at such times as **Bank** may require, statements showing aging and reconciliation of the Accounts and collections thereof, and reports as to the Inventory and sales thereof; (c) furnish **Bank** periodically, in such form and detail and at such times as **Bank** may require, statements showing aging and reconciliation of **Borrower**'s accounts payable; (d) maintain a system of accounting in accordance with generally accepted accounting principles consistently applied, which system shall not be modified without the prior written consent of the **Bank**; (e) not enter into, modify or terminate any agreement with an accounting firm or service bureau for the preparation or storage of **Borrower**'s accounting records without the prior written consent of **Bank**, which consent shall be conditioned upon the agreement of said accounting firm or service bureau to provide information requested by **Bank**; (f) permit **Bank** and any of its employees, officers or agents, upon demand, during **Borrower**'s usual business hours, or the usual business hours of third persons having control thereof, to have access to and examine all **Borrower**'s books relating to the Accounts and Inventory, **Borrower**'s obligations to **Bank**, **Borrower**'s financial condition and the results of **Borrower**'s operations and, in connection therewith, permit **Bank** or any of its agents, employees or officers to copy and make extracts therefrom; (g) maintain Inventory only at the following location(s): **5728 Bedford Street, Pasco WA 99302** and notify **Bank** in writing of each new or changed location at which Inventory is or will be kept, other than for temporary processing, storage or similar purposes, and any removal thereof to a new location of **Borrower**'s chief executive office and of each office at which books and records relating to the Accounts are kept; (h) promptly notify **Bank** of any attachment or other legal process levied against any of the Collateral and any information received by **Borrower** relative to the Collateral, including the Accounts, the Account debtors or other persons obligated in connection therewith, which may in any way affect the value of the Collateral or the rights and remedies of **Bank** in respect thereof; (I) reimburse **Bank** upon demand for any and all legal costs, including reasonable attorneys' fees and other expenses incurred in collecting any sums payable by **Borrower** under **Borrower**'s loan or any other obligation secured hereby, enforcing any term or provisions of this Agreement or otherwise, or in the checking, handling, and collection of the Collateral and the preparation and enforcement of any agreement relating thereof; (j) provide, maintain, and deliver to **Bank** policies insuring the Collateral against loss or damage by such risks and in such amounts, forms, and companies as **Bank** may require and with loss payable solely to **Bank**, and, in the event **Bank** takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereof shall be at the option of **Bank** become the sole property of **Bank**, such policies and the proceeds of any other insurance covering or in any way relating to the Collateral, whether now in existence or hereafter obtained being hereby assigned to **Bank**; (k) do all acts necessary to maintain preserve and protect all Inventory, keep all Inventory in good condition and repair and not to cause any waste or unusual or unreasonable depreciation thereof; (l) pay before delinquency all taxes, assessments, and liens now or hereafter imposed upon the Collateral or any portion thereof.

7. **Bank** may at any time and without prior notice to **Borrower**, collect the Accounts and Inventory proceeds and may give notice of **Bank**'s security interest to any and all account debtors, and **Borrower** does hereby make, constitute and appoint **Bank** its irrevocable, true and lawful attorney with power to receive, open and dispose of all mail addressed to **Borrower**; to endorse the name of **Borrower** upon any checks or other evidences of payment that may come into the possession of **Bank** upon the Accounts or as proceeds of Inventory; to endorse the name of the undersigned upon any document or instrument relating to the Collateral; in its name or otherwise to demand, sue for, collect and give acquittances for, any and all moneys due or to become due upon the Accounts; to compromise, prosecute or defend any action, claim or proceeding with respect thereto; and to do any and all things necessary and proper to carry out the purpose herein contemplated.

8. Until the obligations secured hereby shall have been repaid in full, **Borrower** shall not, except in the ordinary course of business, sell, dispose of or grant a security interest in any of the Collateral other than to **Bank**.

9. Should (I) default be made in the payment of any obligation secured hereby, or breach be made of any warranty, statement, promise, term or condition contained herein; (ii) any statement or representation made for the purpose of obtaining credit hereunder is determined by **Bank** to be false; (iii) **Bank** deem the Collateral inadequate or unsafe or in danger of misuse; (iv) **Borrower** become insolvent, commit an act of **Bank**ruptcy, or make an assignment for the benefit of creditors; (v) any proceeding be commenced by or against **Borrower** under any **Bank**ruptcy, reorganization, arrangement, readjustment of debt or moratorium, law or statute; (vi) any writ of attachment, garnishment, execution or other legal process be issued against any property of **Borrower** or if any assessment for taxes against **Borrower**, other than real property, is made by the Federal or State government or any department thereof; (vii) any guarantor or endorser of any obligations secured hereby shall revoke or terminate a guarantee, make an assignment for the benefit of creditors, permit the appointment of a receiver over any part of such guarantor's or endorser's property, then in any such event, **Bank** may, at its option and without demand first made and without notice to **Borrower**, do any one or more of the following: (a) declare all Obligations secured hereby immediately due and payable; (b) immediately take possession of the Collateral wherever it may be found, using all necessary force so to do, or require **Borrower** to assemble the Collateral and make it available to **Bank** at a place designated by **Bank** which is reasonably convenient to **Borrower** and **Bank**, and **Borrower** waives all claims for damages due to or arising from or connected with any such taking and to maintain possession of and dispose of the Collateral on any premises of the **Borrower** or under **Borrower**'s control; (c) proceed in the foreclosure of **Bank**'s security interest and sale of the Collateral in any manner permitted by law, or provided for herein; (d) sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale, and upon terms and in such manner as **Bank** may determine, and **Bank** may purchase same at any such sale; (e) retain the Collateral in full satisfaction of the Obligations secured hereby; (f) exercise any remedies of a secured party under the Uniform Commercial Code; (g) exercise the right of set off against any deposit account maintained with **Bank** by **Borrower**. Prior to any disposition of Collateral, **Bank** may, at its option, cause the Collateral to be repaired or reconditioned in such manner and to such extent as to **Bank** may seem advisable, any sums expended therefor by **Bank** shall be repaid by **Borrower** and secured hereby. **Bank** shall have the right to endorse one or more remedies hereunder successively or concurrently, and any such action shall not stop or prevent **Bank** from pursuing any further remedy which it may pursue hereunder or by law.

10. Nothing herein shall in any way limit the effect of the terms and conditions of any other security or other agreement executed by **Borrower**, but each and every condition hereof shall be in addition thereto.

EXECUTED this **6th day of September, 2006**.

Vivid Learning Systems Inc., a Washington Business

By: ______________________
Christopher Britton, CEO

By: ______________________
Robert Blodgett, CFO/Treasurer

EXHIBIT A

BENTON-FRANKLIN ECONOMIC DEVELOPMENT DISTRICT
REGIONAL REVOLVING LOAN FUND
PROMISSORY NOTE

$175,000
Richland, Washington **September 6th , 2006**

This Promissory Note is given as evidence of the obligation of the undersigned to repay all sums which the BENTON-FRANKLIN ECONOMIC DEVELOPMENT DISTRICT (BFEDD) may advance to **Vivid Learning Systems, Inc.** (BORROWER), pursuant to the terms of a Development Loan Agreement between BFEDD and BORROWER dated the **6th day of September, 2006** for **One hundred seventy five Thousand Dollars ($175,000),** which is the maximum amount to be loaned.

For value received, the undersigned promises to pay to the order of the BENTON-FRANKLIN ECONOMIC DEVELOPMENT DISTRICT at its office at 1622 Terminal Drive (P.O. Box 217), Richland, Washington 99352, or such other address as may be directed, the total unpaid principal balance of all advances, plus interest thereon at the rate of **ten and half percent (10.5%)** per annum from the date funds are advanced, plus a loan servicing fee of one-half of one-percent (½%) per annum on the unpaid principal balance. Principal, interest, and service fees are payable in installments as follows:

1. Commencing on the **1st day of October, 2006**, and on the 1st day of each month for **one hundred eight (108)** consecutive months thereafter, there shall be due monthly the payment of a dollar amount which shall equal the amount required to fully amortize the then-outstanding principal balance, plus interest and service fee, on the loan over the remaining term of the loan.

Each monthly payment shall be applied first to service charges, then interest, and then to principal. The entire balance, including principal, interest, and service charge shall be payable in full on or before the **1st day of September, 2015.**

2. In the event Borrower fails to meet the employment projections set out in Paragraph 24 of the Development Loan Agreement , BFEDD has the option of increasing, from date of written notice of intent to do so, the interest rate of **ten and half (10.5)** herein to **fifteen (15 %).**

Any payment hereunder that has not been received by BFEDD within fifteen (15) days of the due date shall be deemed to be late and a penalty of five percent (5%) of the payment due will be assessed as a late charge and shall be deducted before any application of the funds to principal or interest or service charges.

Disbursements under this loan shall be made in accordance with the Development Loan Agreement. Any such disbursements in conformity with the Development Loan Agreement shall be conclusively presumed to have been made to, or for the benefit of, **Vivid Learning Systems, Inc.,** the BORROWER. The undersigned warrants that this loan is, and the disbursements hereunder are, for the purposes set forth in the Loan Agreement.

For value received, each party signing or endorsing this Promissory Note waives presentment, demand, protest and notice of non-payment and agrees to be bound as a principal and not as a surety and promises to pay all costs of collection, including reasonable attorney fees, whether or not suit is commenced. Should default be made in payment of any installment when due, the whole sum of principal, interest, late fees, and loan maintenance fees shall become immediately due at the option of BFEDD, without notice.

In case of suit or action to enforce the terms of this Promissory Note, each party signing or endorsing this Promissory Note consents to the personal jurisdiction of the Washington courts and the federal courts located in the State of Washington and, at the option of the holder of this Promissory Note, venue may be in either Benton or Franklin County, Washington.

DATED this **6th day of September, 2006.**

Vivid Learning Systems, Inc.

By: ______________________
Christopher Britton, CEO

By: ______________________
Robert Blodgett, CFO/Treasurer

Initials ______
Initials ______

[redacted]

THIS SPACE FOR USE OF FILING OFFICER

FINANCING STATEMENT — FOLLOW INSTRUCTIONS CAREFULLY

This Financing Statement is presented for filing pursuant to the Uniform Commercial Code and will remain effective, with certain exceptions, for 5 years from date of filing.

A. NAME & TEL. # OF CONTACT AT FILER (optional)
Gwen Luper - 509-943-9185

B. FILING OFFICE ACCT. # (optional)

C. RETURN COPY TO: (Name and Mailing Address)

Benton-Franklin Economic Development District
PO Box 217
Richland WA 99352

D. OPTIONAL DESIGNATION [if applicable]: ☐ LESSOR/LESSEE ☐ CONSIGNOR/CONSIGNEE ☐ NON-UCC FILING

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b)

1a. ENTITY'S NAME: Vivid Learning Systems, Inc.					
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME			SUFFIX
1c. MAILING ADDRESS: 5728 Bedford Street	CITY: Pasco	STATE: WA	COUNTRY	POSTAL CODE: 99302	
1d. S.S. OR TAX I.D.#: 601-610-460	OPTIONAL ADD'NL INFO RE ENTITY DEBTOR / 1e. TYPE OF ENTITY: LLC	1f. ENTITY'S STATE OR COUNTRY OF ORGANIZATION	1g. ENTITY'S ORGANIZATIONAL I.D.#, if any		☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b)

2a. ENTITY'S NAME					
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME			SUFFIX
2c. MAILING ADDRESS	CITY	STATE	COUNTRY	POSTAL CODE	
2d. S.S. OR TAX I.D.#	OPTIONAL ADD'NL INFO RE ENTITY DEBTOR / 2e. TYPE OF ENTITY	2f. ENTITY'S STATE OR COUNTRY OF ORGANIZATION	2g. ENTITY'S ORGANIZATIONAL I.D.#, if any		☐ NONE

3. SECURED PARTY'S (ORIGINAL S/P or ITS TOTAL ASSIGNEE) EXACT FULL LEGAL NAME - insert only one secured party name (3a or 3b)

3a. ENTITY'S NAME: Benton-Franklin Economic Development District					
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME			SUFFIX
3c. MAILING ADDRESS: P.O. Box 217	CITY: Richland	STATE: WA	COUNTRY	POSTAL CODE: 99352	

4. This FINANCING STATEMENT covers the following types or items of property:

IN ALL of debtor's equipment including machinery and office equipment, together with all parts, fittings, accessories, special tools, renewals or replacements of all or any part thereof, either now or hereafter acquired and wheresoever located, and all proceeds thereof; and IN ALL all present and future accounts receiveable, chattel paper, security agreements and debts secured thereby, documents, notes, drafts, instruments, contract rights, general intangibles, all guarantees and security therefor and all returned goods; all present and hereafter acquired Inventory wherever located, including, but not limited to, raw materials, work in process and finished goods, goods held for sale or lease, goods under lease or consignment held by others, and materials used or consumed in Borrower's business; all proceeds and products of the foregoing, including but not limited to money, the Collateral account, goods, insurance proceeds, and other tangible or intangible property received upon the sale or disposition of the foregoing; all present and future patents, trade name and trademarks; all present and future books and records pertaining to the foregoing and the equipment containing said books and records.

5. CHECK BOX [if applicable] ☐ This FINANCING STATEMENT is signed by the Secured Party instead of the Debtor to perfect a security interest (a) in collateral already subject to a security interest in another jurisdiction when it was brought into this state, or when the debtor's location was changed to this state, or (b) in accordance with other statutory provisions [additional data may be required]

7. If filed in Florida (check one) ☐ Documentary stamp tax paid ☐ Documentary stamp tax not applicable

6. REQUIRED SIGNATURE(S)

Christopher Britton, CEO

Robert Blodgett, CFO/Treasurer

8. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS Attach Addendum [if applicable]

9. Check to REQUEST SEARCH CERTIFICATE(S) on Debtor(s) [ADDITIONAL FEE] (optional) ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

(1) FILING OFFICER COPY — NATIONAL FINANCING STATEMENT (FORM UCC1) (TRANS) (REV. 12/18/95)

SUBORDINATION AGREEMENT

This agreement is entered into between Benton Franklin Economic Development District (hereinafter referred to as "Lender") and the Nuvotec USA, Inc of Richland Washington (hereinafter referred to as "Nuvotec") this 6th day of September 2006.

WHEREAS, LENDER is the owner and holder of the following documents executed by Vivid Learning Systems, Inc., a Washington corporation (hereinafter referred to as a UCC-1):

a. Uniform Commercial Code Financing Statement filed with the Washington State Department of Licensing under File No. 2006-___-___ on September 6, 2006;

b. Promissory Note, Economic Development Agreement for debt and advances to Vivid Learning Systems, Inc. for $175,000

WHEREAS, Lender is about to make a Loan to the Borrower in the principal amount of $175,000. Said Loan is or will be secured by a Uniform Commercial Code Financing Statement filed with the Washington State Department of Licensing. The Lender has declined to make the Loan to the borrower without Nuvotec first subordinating its Uniform Commercial Code Financing Statement filed with the Washington State Department of Licensing, which may be held by the Nuvotec as security for said Loan. The Parent Company Nuvotec will also subordinate any and all notes advances and accounts receivables due from Vivid Learning Systems and any and all financial repayment arrangements or agreements.

NOW THEREFORE, in consideration of the foregoing premises, it is agreed as follows:

1. Subordination. Nuvotec hereby subordinates the lien of its UCC-1 filing on the above-described property to the Lenders UCC-1 filing with the State of Washington Department of Licensing under File No.2006-___-___. Nuvotec hereby subordinates any and all notes advances and accounts receivables due from Vivid Learning Systems and any and all financial repayment arrangements or agreements. This subordination is limited to the $175,000.00 face amount of the promissory note executed by borrower with respect to Loan No. BFEED-2006-11900008-WA as of the date of the note, and thereafter to the declining principal balance, the interest rate as stated therein, attorney's fees, and any extension of said Loan. This subordination does not include loans extended by the Lender hereafter, nor does this subordination include the refinancing of any a balance of the Lender's loan referred to herein.

2. No Intervening Liens. This subordination shall be effective only if there are no intervening liens between the Lender's UCC-1 filing and the Nuvotec's UCC-1 filing and Subordination Agreement as identified above. It is known that Key Bank does have a filed UCC-1 filing with the Washington Secretary of State.

3. Effect on Lender Financing Statement. All other terms and conditions of the Lender's Uniform Commercial Code Financing Statement filed with the Washington State Department of Licensing shall remain in full force and effect.

4. Notification of Default. Lender agrees to furnish Nuvotec, or its successors in interest, (1) written notice of any default by Borrower under the terms and conditions of its loan with Borrower within (30) days of the date of said default, and (2) in addition to any lawfully required notice, written notice of any foreclosure sale sixty (60) days prior to the date of said sale. Lender grants Nuvotec, or its successors in interest, the absolute right, at their sole option, upon notice of such default, to purchase Lender's loan to Borrower. Upon purchase, Lender will assign to said purchaser all its right, title and interest in said indebtedness and all security thereof.

5. Merger. This agreement shall be the sole agreement between the parties hereto with regard to the subordination of the lien of the Uniform Commercial Code Financing Statement filed with the Washington State Department of Licensing first above mentioned to the lien of the Uniform Commercial Code Financing Statement filed with the Washington State Department of Licensing and Subordination Agreement in favor of the Lender referred to herein and shall supercede and cancel any prior agreements to the same.

6. Binding Effect. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

Executed this 6th day of September, 2006.

Nuvotec USA, Inc.
Robert Blodgett, Chief Financial Officer

By: Robt - Blodgett
It's Chief Fin officer

Benton Franklin Economic Development District
Gwen Luper

By: Gwen Luper
It's EXECUTIVE DIRECTOR

State of Washington)
) SS
County of ____________)

This certifies that before me on this day personally appeared ________, Nuvotec, Inc. and acknowledged to me that he/she executed the foregoing instrument as the free and voluntary act and deed for the uses and purposes therein mentioned, and on oath stated that he was duly and regularly authorized to execute the same on its behalf.

Given under my hand and official seal this 6 day of Sept., 2006.

Kristi Hanson
Notary Public in and for the State
Of Washington, residing at Benton County
My commission expires May 1, 2006

KRISTI L. HANSON COMMISSION EXPIRES NOTARY PUBLIC STATE OF WASHINGTON

State of Washington)
) SS
County of Benton)

This certifies that before me on this day personally appeared Gwen Luper, Benton Franklin Economic Development District and acknowledged to me that he/she executed the foregoing instrument as the free and voluntary act and deed for the uses and purposes therein mentioned, and on oath stated that he was duly authorized to execute the same on its behalf.

Given under my hand and official seal this ____ day of Sept., 2006.

Monica R. Rodriguez
Notary Public in and for the State
Of Washington, residing at Franklin Co.
My commission expires 3-4-07

NOTARY PUBLIC STATE OF WASHINGTON